UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities exchange act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01.  Entry into Material Definitive Agreement.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.03. Material Modification to Rights of Security Holders.

Tender Offer and Consent Solicitation

On June 23, 2006, Cenveo, Inc. (NYSE: CVO, “Cenveo”) announced that its wholly owned subsidiary, Cenveo Corporation (the “Company”), had completed its previously-announced tender offer and consent solicitation (the “Offer”) for any and all of its 9⅝% Senior Notes due 2012 (CUSIP No. 56032EAD5) (the “Notes”). The Offer expired at 12:00 midnight, New York City time, on Thursday, June 22, 2006, with $339,502,000 in aggregate principal amount of Notes (approximately 97% of outstanding Notes) tendered and accepted for purchase under the terms of the Offer.

Proposed amendments in connection with the Offer and effected by the supplemental indenture dated June 1, 2006 to the indenture governing the Notes became operative on June 21, 2006. The amendments, among other things, eliminate substantially all of the material restrictive covenants, specified affirmative covenants and certain events of default and related provisions in the indenture governing the Notes.

Banc of America Securities LLC and Wachovia Securities served as the dealer managers and solicitation agents in connection with the Offer.

Credit Facilities

On June 21, 2006, the Company entered into a Credit Agreement providing for $525 million of senior secured credit facilities with a syndicate of lenders arranged by Banc of America Securities LLC and Lehman Brothers Inc., with Bank of America, N.A. serving as administrative agent (the “Credit Facilities”; CUSIP No. 15671FAA0). In addition, Lehman Commercial Paper Inc. acted as syndication agent and General Electric Capital Corporation, JPMorgan Chase Bank, N.A., Citibank N.A. and Wachovia Bank, National Association acted as co-documentation agents with respect to the Credit Facilities. The Credit Facilities consist of a $200 million six-year revolving credit facility (CUSIP No. 15671FAB8) and a $325 million seven-year term B loan facility (CUSIP No. 15671FAC6). Proceeds from the Credit Facilities together with balance sheet and/or otherwise available cash were used to fund the Offer, to refinance the Company’s existing Senior Secured Credit Facility due 2008 (which had no amounts outstanding), and to pay certain fees and expenses incurred in connection with the transaction.

Borrowing rates under the Credit Facilities are determined at the Company’s option at the time of each borrowing and are generally based on LIBOR or the prime rate publicly announced by Bank of America, N.A. from time to time, in each case plus a specified interest rate margin. The interest rate margin with respect to revolving loans is determined pursuant to a pricing grid based on Cenveo’s consolidated leverage ratio. The interest rate margin with respect to the term B loans is determined pursuant to a pricing grid based on Cenveo’s credit ratings issued by S&P and Moody’s. The Company also pays a commitment fee on unused revolving loan commitments, which fee is determined pursuant to a pricing grid based on Cenveo’s consolidated leverage ratio. All revolving loans mature on June 21, 2012. The term B loans amortize in quarterly installments equal to 1% per year, commencing October 2, 2006, with the remaining principal balance due at maturity on June 21, 2013.

The obligations under the Credit Facilities are guaranteed by Cenveo and each existing and future direct and indirect domestic subsidiary of the Company. The Credit Facilities are secured by a first priority perfected security interest in substantially all assets of Cenveo, the Company and the Company’s domestic subsidiaries, including: (i) all capital stock of each present and future subsidiary of Cenveo (with certain exclusions of foreign subsidiaries), (ii) all present and future inter-company debt of Cenveo and its domestic subsidiaries, (iii) all intellectual property rights of Cenveo and its domestic subsidiaries, including patents, trademarks and copyrights, and (iv) substantially all of the present and future other property and assets of Cenveo and its domestic subsidiaries, including material real property.

The Credit Facilities contain customary financial covenants, including maintenance of a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio, and covenants that, among other things, place limits on the Company’s ability to incur debt, create liens, make investments and acquisitions, sell assets, pay dividends, prepay subordinated debt, merge with other entities, engage in transactions with affiliates, and make capital expenditures. The Credit Facilities also contain customary events of default.

In connection with the Credit Facilities, the Company entered into a supplemental indenture, dated as of June 21, 2006, to the indenture dated as of February 4, 2004 between the Company and U.S. Bank National Association, as trustee, pursuant to which the Company’s $320,000,000 aggregate principal amount of 7⅞% Senior Subordinated Notes due 2013 were issued. This supplemental indenture provides for, among other things, the addition of certain subsidiaries of the Company as guarantors of these notes.

Item 8.01. Other Events.

On June 23, 2006, Cenveo issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

4.1
Credit Agreement dated as of June 21, 2006 among Cenveo Corporation, Cenveo, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

4.2
Supplemental Indenture dated as of June 21, 2006 among Cenveo Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the Indenture dated as of February 4, 2004 between the Company and the Trustee.

99.1 Press Release of Cenveo, Inc. dated June 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2006

CENVEO, INC.

By:	/s/ Sean. S. Sullivan
	Name:	Sean S. Sullivan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1

Credit Agreement, dated as of June 21, 2006 among Cenveo Corporation, Cenveo, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

4.2

Supplemental Indenture dated as of June 21, 2006 among Cenveo Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the Indenture dated as of February 4, 2004 between the Company and the Trustee.

99.1	Press Release of Cenveo, Inc. dated June 23, 2006